UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 18, 2008

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 700 Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 7.01	Regulation FD Disclosure.

On September 18, 2008, Helicos BioSciences Corporation (“Helicos” or the “Company”) announced that it will participate in the UBS Global Life Sciences Conference in New York, New York on Thursday, September 25, 2008.  Stephen J. Lombardi, President and Chief Executive Officer, will present at 9:30 a.m. Eastern time. The Company’s presentation will be webcast live and can be accessed through the investor relations section of the Company’s website at www.helicosbio.com through October 24, 2008.  A copy of the press release issued on September 18, 2008 and the related presentation materials are attached hereto as Exhibits 99.1 and 99.2 respectively.

In accordance with General Instruction B.2 of Form 8-K, the information in this Report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the presentation materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the presentation materials include material investor information that is not otherwise publicly available.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated September 18, 2008

99.2	Helicos BioSciences Corporation Presentation Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Stephen J. Lombardi
Date: September 25, 2008	Name: Stephen J. Lombardi
Title: Chief Executive Officer and President

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press release, dated September 18, 2008

99.2	Helicos BioSciences Corporation Presentation Materials